UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                               ______________

                                  FORM 8-K


                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15 (D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
     Date of Report (Date of Earliest Event Reported)   October 3, 2005

                     Commission File Number: 000-14047

                         EWORLDMEDIA HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)

     Nevada                                                 04-2392188
(State or jurisdiction of                 (IRS Employer Identification No.)
 incorporation or organization)

                    610 Newport Center Drive, Suite 210
                      Newport Beach, California  92660
        (Address of principal executive offices, including zip code)

                               (949) 718-0999
            (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




                         EWORLDMEDIA HOLDINGS, INC.

Section 1 Registrant's Business and Operations

Item 1.01 Entry into a Material

On September 6, 2005, eWorldMedia Holdings, Inc. (the "Company") executed an agreement for the purchase of Peaceful Feet Shoeshine, Inc. (the "Agreement") with Peaceful Feet Shoeshine, Inc., a Georgia corporation, ("Peaceful Feet") and Craig Williams, the 100% stockholder of Peaceful Feet. Pursuant to the terms of the Agreement, the ownership of Peaceful Feet transferred to the Company within 10 days of execution of the Agreement and now operates as a wholly owned subsidiary of the Company. As partial compensation, Craig Williams received 500,000 shares of the Company's Series B Preferred stock ("Preferred Shares"). Mr. Williams is also entitled to up to an additional 1,500,000 Preferred Shares based upon the performance of Peaceful Feet and further described in Item 3.02 below.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to this Agreement. However, pursuant to the terms of the Agreement, Craig Williams will be named President of Peaceful Feet, pursuant to an employment agreement and shall be compensated in the amount of $5,000 per month. He shall also receive a founder position in the Company's network marketing organization.

Section 3 Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

On September 6, 2005, pursuant to the Agreement described further in Item 1.01, the Company issued 500,000 Preferred Shares to Craig Williams as partial compensation for the purchase of Peaceful Feet. Up to an additional 1,500,000 Preferred Shares shall be payable to Craig Williams, as further compensation, based upon the performance of Peaceful Feet as follows: 100,000 Preferred Shares payable per each $100,000 in revenue generated by the Peaceful Feet subsidiary up to a total of 1,500,000 Preferred Shares.

The Preferred Shares are convertible into shares of the Company's common stock ("Common Shares") at a rate of one Preferred Share to one Common Share at the option of holder. The Preferred Shares have no voting rights.

                                 SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: September 30, 2005           EWORLDMEDIA HOLDINGS, INC.


                                   By: /S/ Ron Touchard
                                   ------------------------------------
                                           Ron Touchard
                                           CEO and Chairman